UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2007

Pure Vanilla eXchange, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-972-1600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 30, 2007, Imowitz Koenig & Co., LLP (the “Former Accountant”) notified Pure Vanilla eXchange, Inc. (the “Company”) that the Former Accountant declines to stand for reappointment as the Company’s principal accountant. The Former Accountant’s audit reports on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that the Former Auditor’s report on the Company’s financial statements for each of the fiscal years ended December 31, 2006 and 2005 included an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern. During the years ended December 31, 2006 and 2005, and through the interim period ended July 30, 2007, there was no disagreement between the Company and the Former Accountant that would be required to be disclosed under Item 304(a)(1)(iv)(A) of Regulation S-B. During the years ended December 31, 2006 and 2005 and through the interim period ended July 30, 2007, the Former Accountant did not advise the Company with respect to any of the matters described in Item 304(a)(1)(iv)(B) of Regulation S-B.

On August 13, 2007, the Company provided the Former Accountant with the disclosures set forth under this Item 4.01 and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not they agree with such disclosures. A copy of the letter delivered to the Company by the Former Accountant in response to the Company’s request is attached hereto as Exhibit 16.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2007, George W. Benedict and Thomas R. Fanning resigned as members of the Company’s board of directors effective immediately. Neither Mr. Benedict’s nor Mr. Fanning’s resignation was the result of a disagreement with management regarding the operations, policies or practices of the Company.

On July 23, 2007, John Cook resigned as the Company’s principal accounting officer effective immediately. Mr. Cook’s resignation was not the result of a disagreement with management regarding the operations, policies or practices of the Company. The Company hired Joseph Schmidt to serve as its Controller effective upon Mr. Cook’s resignation.

Item 9.01	Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-B, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

16.1	Letter from Imowitz Koenig & Co., LLP dated as of August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: August 13, 2007	By: /s/ Steven Yevoli Name: Steven Yevoli Title: Chief Executive Officer